EXHIBIT 3.8

                                     BY-LAWS

                                       OF

                            MCNEILUS COMPANIES, INC.


                                      Name

        (1)  The name of this corporation is McNeilus Companies, Inc.

                                     Office

        (2) The principal office of the corporation shall be at Dodge Center, Minnesota. The corporation may establish and maintain any office or offices at such other places as the Board of Directors may from time to time appoint, or as the business of the corporation may acquire.

                                 Corporate Seal

        (3) The corporate seal of the corporation shall be circular in form and shall have subscribed thereon the name of the corporation and the words "Seal", "Corporate", and "Minnesota".

                                Waiver of Notice

        (4) Any shareholder, Director, or officer may waive any notice required to be given under these By-Laws.

                             Shareholders' Meetings

        (5)(A) All meetings of the shareholders shall be held at the office of the corporation in Dodge Center, Minnesota, or at such other place as the Board of Directors may previously determine.

        (5)(B) The annual meeting of the shareholders shall be held on the second Thursday in June of each year, the first annual meeting to be held on the 14th of June, 1990, if not a legal holiday, and if a legal holiday then on the next secular day following at 2:00 o'clock p.m. when the shareholders shall elect a Board of Directors by plurality vote by ballot and transact such other business as may be brought before the meeting.

        (5)(C) The holders of the majority of the shares issued and outstanding present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such majority shall not be present at any meeting of the shareholders, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of shares shall be present. At such adjourned meeting at which the requisite amount of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. If such a majority is present when a duly called or held meeting is convened, the shareholders who are in attendance at such meeting may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion or the number otherwise required for a quorum.

        (5)(D) At each meeting of the shareholders each shareholder shall be entitled to vote in person or by proxy, appointed by an instrument in writing subscribed by such shareholder, and shall have one vote for each share registered in his name.

        (5)(E) Written notice of the annual or a special meeting shall be mailed to each shareholder at such address as appears on the share book of the corporation at least seven days prior to the meeting. Such notice, containing the date, time and place of such meeting shall be given at least seven (7) and not more than sixty (60) days before the date of the meeting.

        (5)(F) Special meetings of the shareholders may be called for any purpose at any time by the Chairman, President, Treasurer, or by two or more Directors. Special meetings of the shareholders may also be called by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares of this corporation entitled to vote to the extent provided by law. Special meetings shall be held on a date and at the time and place fixed by the Chairman, President, Treasurer, or by the Board of Directors, except that if a special meeting of the shareholders is properly demanded by a shareholder or shareholders, the Chairman, President, Treasurer, or the Board of Directors shall within thirty (30) days after receipt of such demand fix the time and place for such special meeting which shall be held within ninety days after receipt of such demand. Notice setting forth the date, time, and place of such meeting and a statement of the purposes of the meeting shall be given to all shareholders entitled to such notice under paragraph (5)(E) immediately above at least seven (7) days and not more than sixty (60) days before the date of the meeting. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all the shareholders have waived notice of the meeting to the extent permitted by law.

        (5)(G) Except where a larger proportion or number is required by law, the shareholders may take action by the affirmative vote of a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

        (5)(H) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all the shareholders entitled to vote on that action. The written action is effective when it has been signed by all the shareholders, unless a different effective time is provided in the written action.

                                    Directors

        (6) The property and business of the corporation shall be managed by its Board of Directors, not less than one nor more than nine in number, who shall be elected annually at the annual meeting and who shall serve until his successor shall be elected and shall qualify. Said Board of Directors may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

                               Directors' Meetings

        (7)(A) The Board of Directors shall meet at the office of the corporation immediately following the annual meeting of the shareholders or otherwise and no notice of such meeting shall be necessary. Special meetings of the Board may be called by the Chairman, President or Treasurer, on one day's notice to each Director, either personally or by mail, telegram or telephone. Special meetings shall be called by the Chairman, President, Treasurer, or the Secretary, on like notice, upon request of two Directors.

        (7)(B) At all meetings of the Board a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum. If a quorum is present when a duly called or held meeting is convened, the directors who are in attendance at such meeting may continue to transact business until adjournment, even though the withdrawal of a number of Directors originally present leaves less than the proportion or number otherwise required for a quorum.

        (7)(C) Except where a larger proportion or number is required by law, the Board of Directors may take action by the affirmative vote of the majority of the Directors present at a duly held meeting.

        (7)(D) Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by the number of Directors required to take the same action at a meeting of the Board of Directors at which all Directors were present. The written action is effective when signed by the required number of Directors, unless a different effective date is provided in the written action. When written action is taken by less than all of the Directors, all Directors shall be notified immediately of its text and effective date, except that failure to provide such notice does not invalidate the written action.

        (7)(E) A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

        (7)(F)(1) A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required by paragraph (7) (A) for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

        (7)(F)(2) A director may participate in a Board meeting not described in the preceding paragraph by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

                                   Committees

        (8) The Board of Directors may, by resolution or resolutions passed by the Board, designate one or more committees, each committee to consist of one or more Directors of the corporation, which, to the extent provided in said resolution or resolutions or by these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by a resolution adopted by the Board of Directors. They shall keep regular minutes of their meetings and report the same to the Board at each regular meeting.

                                    Officers

        (9)(A) The Board of Directors shall elect from its number a Chairman and President. It likewise may elect one or more Vice Presidents, a Secretary and a Treasurer, who need not be Directors and may appoint assistant Secretaries and assistant Treasurers. The Board of Directors may create such other offices as it determines and appoint persons to fill such offices and fill vacancies in any office. In the absence of any officer of the corporation, or with or without cause, a majority of the Board may delegate the powers or duties of such officer to any other officer, or to any Director.

        (9)(B) The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by an affirmative vote of the majority of the Board of Directors.

        (9)(C) The Chairman of the Board shall be the Chief Executive Officer of the corporation. Subject to the control of the Board of Directors, he shall supervise the President and be responsible, through the President, for the control of all of the business and affairs of the corporation. In the absence of the President or otherwise, he shall have continuing general powers of supervision and management of the corporation. When present, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall see that all resolutions and orders of the Board of Directors and its committees are carried into effect. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, he also may authorize the President, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers of supervision of the business of the corporation.

        (9)(D) The President shall be the Chief Operating Officer of the corporation. Subject to the control of the Board of Directors and the supervision of the Chairman of the Board, he shall have the general management and control of the business of the corporation. In the absence of the Chairman of the Board he may preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In the absence of the Chairman of the Board he shall have authority to sign, execute, and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, in the absence of the Chairman of the Board he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers and duties usually vested in the office of the president of a corporation, except for those which are vested in the Chairman of the Board by paragraph (9)(C).

        (9)(E) A Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed by the Chairman of the Board, the President or the Board of Directors. The Board of Directors may designate a Vice President as the Chief Financial Officer of the corporation, in which event he shall have responsibility for all financial matters that affect the corporation other than those expressly provided for the Treasurer. In the event of the incapacity of the President, he shall perform the duties of the President or such other duties as the Board of Directors may prescribe.

        (9)(F)(1) The Secretary shall keep minutes of all meetings of the Directors. He shall be the ex officio Secretary of the Board of Directors. He shall give, or cause to be given, notices of all meetings of the shareholders of the corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman or President, under whose supervision he shall be.

        (9)(F)(2) The Secretary shall keep a share book containing names of all shareholders of record since organization of the company, showing place of residence, amount of shares held, time of acquiring shares, and time of transfer of shares of each shareholder respectively, and also number and designation of each share certificate and parties by and to whom transferred, and a copy of any agreement between the corporation and shareholders or between the shareholders themselves affecting the transfer of the corporation's shares.

        (9)(G) The Treasurer shall have custody of all monies and securities of the corporation, and shall keep adequate and correct accounts of the corporation's receipts and disbursements, including records of customers' credits and collections. The funds of the corporation shall be deposited in the name of the corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. He or she shall have such other powers and perform such other duties as are assigned to or vested in him or her by the Board of Directors.

                                    Vacancies

        (10)(A) If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal or otherwise, the remaining Directors, by a majority vote, shall choose a successor or successors who shall hold office until the next annual election and until a successor has been re-elected unless sooner displaced.

        (10)(B) In the case of absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of any of such officers to any Director, provided a majority of the entire Board concur therein.

                                 Indemnification

        (11)(A) This corporation shall, in the exercise of the power granted to Minnesota corporations by Section 302A.521, of the Minnesota Statutes, as now enacted and as hereafter amended, indemnify its officers, directors, employees and agents, acting in their official capacity, in the manner and to the fullest extent authorized by Minnesota Statute 302A.521.

        (11)(B) The indemnification provided by this By-Law shall not exclude any other right to which an officer, director, employee or agent may be entitled under any agreement, vote of disinterested Directors or otherwise, as to action in his or her "official capacity" as such term is defined in Minnesota Statute 302A.521, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this By-Law.

        (11)(C) This corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability incurred by him or her in his or her official capacity, whether or not the corporation would be required to indemnify him or her as to such liability.

        (11)(D) If the corporation indemnifies a person in accordance with this section in connection with a proceeding by or on behalf of the corporation, it shall report the amount of the indemnification and to whom and on whose behalf it was paid as part of any annual financial statements prepared pursuant to the request of a shareholder, covering the period when the indemnification was paid or accrued under the accounting method of the corporation reflected in the financial statement. See Minnesota Statutes Section 302A.521 Subd. 8 and Section 302A.463.

                      Limitations of Liability of Directors

        (12)(A) No Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages or breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this paragraph shall not eliminate or limit the liability of a Director,

        (12)(B)(1) for any breach of the Director's duty of loyalty to the corporation or its shareholders,

        (12)(B)(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        (12)(B)(3)     under Section 302A.559 or 80A.23, or

        (12)(B)(4) for any transactions from which the Director derived an improper personal benefit.

                             Certificates of Shares

        (13)(A) The share certificates of the corporation shall be numbered and shall be entered in the share books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman, President or a Vice President and the Secretary or Treasurer and shall bear the seal of the corporation.

        (13)(B) Transfers of shares shall be made on the share books of the corporation only upon surrender of the certificate therefor, endorsed as required by the Uniform Act for the Simplification of Fiduciary Security Transfers, Minn. Stat. Section Section 520.21 to 520.31, by the person named in the certificate or by an attorney lawfully constituted in writing.

        (13)(C) The Board may close the transfer books for a period not exceeding twenty (20) days preceding the annual meeting of the shareholders.

        (13)(D) The corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the State of Minnesota.

        (13)(E) Any person claiming a share certificate to be lost or destroyed, shall (1) make an affidavit or affirmation of that fact, and
   (2) if the Board of Directors so requires, duly advertise the same and give the corporation a corporate surety bond of indemnity in form satisfactory to the Board in at least double the value of such certificate, whereupon the proper officers may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors and the laws of Minnesota.

                                    Dividends

        (14) Dividends upon the capital shares of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, property, or in shares of capital.

                                   Fiscal Year

        (15) The fiscal year of the corporation shall end on the last day of February in each year, or as the Board of Directors may otherwise determine.

                                    Contracts

        (16) No contract or other transaction between the corporation and any other person or persons, firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the Directors or officers of this corporation is, or are, interested in, or is a member, shareholder, Director or officer, or are members, shareholders, Directors, or officers of such other firm or corporation; any Director or officer or officers of such other firm individually, or jointly, may be party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract or transaction of this corporation with any person or persons, firm association or corporation shall be affected or invalidated by reason of the fact that any Director or Directors, officer or officers, of this corporation is a party, or are parties to or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a Director or officer of this corporation is hereby relieved from any liability that might otherwise exist from this contracting with this corporation for the benefit of himself or any firm, association, or corporation in which he may be in any wise interested.

                                Checks and Notes

        (17) Checks, drafts, orders for payment of money and promissory notes shall be signed or endorsed in the name of the corporation by such person or persons as the Board of Directors by resolution shall from time to time appoint.

                                   Amendments

        (18) These By-Laws may be altered or amended by the Board of Directors at any meeting by an affirmative vote of the majority of the whole Board of Directors. They may also be altered or amended at any meeting of the shareholders by the affirmative vote of a majority of the shares issued and outstanding.

                 Prohibition Against Doing Business on Saturdays

        (19) No business of this corporation shall be conducted between sundown on Friday night and sundown on Saturday night at any time.

                               --End of By-Laws--